Exhibit 99

MANDALAY RESORT GROUP
REPORTS RECORD THIRD QUARTER RESULTS AND
RAISES QUARTERLY DIVIDEND

LAS VEGAS, NV–December 3, 2003–Mandalay Resort Group (NYSE: MBG) today announced record results for its third quarter ended October 31, 2003.  For the quarter, the company reported net income of $40.6 million, or $.63 per diluted share, compared with $33.2 million, or $.47 per diluted share, in the prior year.

Results in the current year quarter include preopening expenses of $4.0 million ($.04 per diluted share) related primarily to THEhotel, the new 1,122-suite tower slated to open at Mandalay Bay on December 17.  Results for the quarter also include a gain of $1.0 million ($.01 per diluted share) representing the quarterly adjustment of the carrying value of investments associated with the company’s executive retirement plan.  Excluding the above items, the company’s diluted earnings per share represent an all-time record for the third quarter.

Results for the prior-year third quarter include preopening expenses of $1.2 million ($.01 per diluted share) related to the new convention center at Mandalay Bay that opened in January 2003, and a loss of $2.5 million ($.02 per diluted share) representing the quarterly adjustment to the carrying value of the retirement plan investments.

Average diluted shares outstanding in the quarter were 64.9 million versus 71.1 million in the prior year, reflecting the effect of share repurchases over the last three months of the prior fiscal year (when the company repurchased 4.4 million shares), as well as the settlement earlier this year of the company’s equity forward agreement (pursuant to which the company acquired another 3.3 million shares).  These share acquisitions were partially offset by the issuance of 5.6 million shares of stock pursuant to the exercise of employee stock options during the current fiscal year (of which 3.4 million shares were issued during the third quarter).  These option exercises generated almost $90 million in proceeds to the company.  In addition, the company will reap approximately $40 million in related income tax benefits (the gain recognized by the option holder is deductible by the company for tax purposes as compensation expense).  In fact, due in large part to the impact of stock option exercises, the company anticipates that it will not pay any income taxes for fiscal 2004.  Total shares outstanding (excluding any dilutive effect from outstanding stock options) were 64.9 million at October 31, 2003, compared with 66.6 million at October 31, 2002.

Mandalay’s operating cash flow (which is not a defined term under Generally Accepted Accounting Principles–see Note 1 below) was $167.0 million for the third quarter, which compares with $152.0 million in the prior year quarter.  The financial schedules accompanying this release provide a reconciliation of operating cash flow to net income as required by the Securities and Exchange Commission’s Regulation G.

LAS VEGAS STRIP

Operating cash flow at the company’s Las Vegas Strip properties (including the 50%-owned Monte Carlo) increased 24% in the third quarter compared to the prior year, as revenue per available room (“REVPAR”) jumped 19%.  Each of these properties reported double-digit increases in REVPAR and operating cash flow.

Mandalay Bay generated operating cash flow of $44.8 million in the third quarter, compared with $38.0 million last year.  REVPAR rose 22% based on an average room rate of $186 and 90% occupancy, as compared to an average room rate of $172 and 80% occupancy in the prior year.  Luxor, meanwhile, generated operating cash flow of $31.5 million, up from $25.2 million in last year’s third quarter.  REVPAR at this property increased 17%, as the average room rate topped $106.  Excalibur, for its part, produced the largest increase in operating cash flow in the quarter, up 36% to $26.0 million.  Not only did this property deliver a 17% increase in REVPAR, but casino revenues were up 9% as well.  “With rapidly escalating results at Mandalay Bay, and Luxor and Excalibur returning to their pre-9/11 levels, there is ample evidence of the growing stature and drawing power of our Mandalay Mile,” noted Glenn Schaeffer, the company’s President and Chief Financial Officer.

At Circus-Circus, operating cash flow was $16.1 million in the third quarter, up 18% from the prior year.  REVPAR at this property increased 10% compared to a year ago.  Meanwhile, Monte Carlo (50%-owned by Mandalay) reported a 28% increase in operating cash flow, to $24.1 million from $18.9 million, with REVPAR rising 21%.

OTHER NEVADA MARKETS

On a combined basis, operating cash flow declined in the third quarter at the company’s other Nevada properties (in Reno, Laughlin, Jean and Henderson).  Results at these properties reflect the effects of expanded Native American gaming in California.  Operating cash flow from these properties represents approximately 8% of the company’s total operating cash flow.  Please refer to the financial schedules accompanying this release.

OTHER MARKETS

In Elgin, Illinois, operating cash flow at the 50%-owned Grand Victoria was $13.5 million in the third quarter, down from $21.6 million in the prior year.  The decrease was attributable to higher gaming taxes which took effect July 1, 2003 and raised the top-end rate to 70% on gaming revenues exceeding $250 million.  This tax increase impacted Mandalay’s earnings by approximately $.04 per diluted share in the third quarter.

In Detroit, Michigan, MotorCity produced operating cash flow of $32.5 million, up slightly from $31.8 million in the previous year.  Meanwhile, in Tunica County, Mississippi,

operating cash flow at the company’s Gold Strike Resort increased 10% to $7.8 million from $7.1 million last year.

RECENT TRANSACTIONS

On November 1, 2003, the company paid a quarterly dividend of $.25 per share to shareholders of record October 15.  On December 2, 2003, the company’s Board of Directors declared a dividend of $.27 per share payable February 2, 2004 to shareholders of record January 15, 2004.

On November 17, 2003, the company redeemed $145.6 million of its $150 million 6.70% Debentures due 2096.  These debentures were redeemable at the option of their holders at 100% of their principal amount plus accrued interest.  This redemption was funded utilizing borrowings under the company’s revolving credit facility.

On November 25, 2003, the company issued $250 million 6-3/8% Senior Notes due 2011.  The net proceeds, along with borrowings under the company’s revolving credit facility, were used to permanently repay in its entirety the company’s $250 million term loan facility.  The company has also entered into new fixed-to-floating interest rate swap agreements tied to this issuance, which reduced the effective interest rate on the new notes to LIBOR plus 1.73%, slightly below the rate the company was paying on its term loan facility.

In October, the company opened Mandalay Place, a retail center located between Mandalay Bay and Luxor.  The center will eventually include 90,000 square feet of retail space and approximately 40 stores and restaurants, including several upscale, internationally branded retailers such as Oilily, Davidoff, GF Ferre and Nike Golf.  Approximately 25 of these outlets are currently open, with the balance opening over the next several weeks.

Construction is substantially completed on THEhotel, the new all-suites tower at Mandalay Bay, which is slated to open December 17.  THEhotel will also feature meeting suites,

a spa and fitness center and two restaurants, including a rooftop venue “Mix in Las Vegas” created by famed chef Alain Ducasse.  The first “Mix” recently opened in New York.

This press release contains “forward-looking statements” within the meaning of the federal securities law, including statements concerning the company’s anticipated income tax payments, the new all-suites hotel tower and retail center, and recent financing transactions and their expected impact.  The forward-looking statements in this press release involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.  Additional information concerning potential factors that could affect the company’s future financial results is included under the caption “Factors that May Affect Our Future Results” in Item 1 of the company’s annual report on Form 10-K for the year ended January 31, 2003.

Mandalay Resort Group owns and operates 11 properties in Nevada:  Mandalay Bay, Luxor, Excalibur, Circus Circus, and Slots-A-Fun in Las Vegas; Circus Circus-Reno; Colorado Belle and Edgewater in Laughlin; Gold Strike and Nevada Landing in Jean and Railroad Pass in Henderson.  The company also owns and operates Gold Strike, a hotel/casino in Tunica County, Mississippi.  The company owns a 50% interest in Silver Legacy in Reno, and owns a 50% interest in and operates Monte Carlo in Las Vegas.  In addition, the company owns a 50% interest in and operates Grand Victoria, a riverboat in Elgin, Illinois, and owns a 53.5% interest in and operates MotorCity in Detroit, Michigan.

NOTE 1:  As used in this release, operating cash flow represents net income adjusted to exclude income taxes, net interest expense, minority interest, noncash expenses (principally depreciation and amortization) and certain other expenses that are not considered directly related to ongoing operations, such as operating lease rent and preopening expenses.  Operating cash flow is presented as  supplemental disclosure because it is widely viewed by investors as a key measure of operating performance in the gaming industry and it is also used as a principal basis for valuing gaming companies.  Management utilizes operating cash flow in a similar manner to monitor and evaluate the relative performance of its various operating resorts, including the evaluation of management personnel at both the property and corporate levels.  Operating cash flow is not an accepted measure under

Generally Accepted Accounting Principles (“GAAP”) and should not be considered an alternative to GAAP measures of performance, such as net income or income from operations, or as an alternative to GAAP measures of liquidity, such as net cash provided by operating activities.  A reconciliation of net income to operating cash flow is provided, on a consolidated basis as well as by property, in the financial schedules accompanying this release.  Operating cash flow is sometimes referred to as earnings before interest, taxes, depreciation and amortization (“EBITDA”).  Other gaming companies that report operating cash flow or EBITDA may calculate their results in a different manner than the company.

MANDALAY RESORT GROUP

Condensed Consolidated Statements of Income

(Dollars in thousands, except share data)

(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002

Revenues	$625,620	$595,635	$1,886,965	$1,809,891

Costs and expenses	(517,442)	(499,469)	(1,551,326)	(1,499,444)

	108,178	96,166	335,639	310,447

Preopening expense	(4,015)	(1,248)	(4,372)	(3,265)

Write-off of intangible asset	—	—	—	(13,000)

Earnings of unconsolidated affiliates	19,846	21,465	65,593	77,333

Income from operations	124,009	116,383	396,860	371,515

Interest expense	(48,784)	(48,304)	(154,488)	(161,124)

Loss on early extinguishment of debt, net of related gain on swap termination	—	—	(6,327)	—

Other income (expense)	686	(2,103)	3,390	(1,883)

Minority interest	(13,552)	(13,401)	(42,766)	(29,274)

Income before income tax	62,359	52,575	196,669	179,234

Income tax expense	(21,717)	(19,355)	(69,645)	(65,960)

Income before cumulative effect of a change in accounting principle	40,642	33,220	127,024	113,274

Cumulative effect of a change in accounting principle for goodwill	—	—	—	(1,862)

Net income	$40,642	$33,220	$127,024	$111,412

Basic earnings per share	$0.65	$0.49	$2.07	$1.63

Diluted earnings per share	$0.63	$0.47	$1.98	$1.56

Average shares outstanding (basic)	62,659,704	68,259,382	61,405,530	68,419,837

Average shares outstanding (diluted)	64,894,681	71,117,470	64,241,628	71,441,024

###

Mandalay Resort Group

Reconciliation of Net Income to Operating Cash Flow and Other Information

	Three Months Ended October 31		Nine Months Ended October 31
MANDALAY BAY	2003	2002	2003	2002

Net Income	$12,105	$13,418	$47,016	$42,616
Income Tax Expense	6,727	7,587	26,950	23,732
Interest Expense	6	5	17	16
Other Expense (Income)	(3)	—	55	(34)
Income From Operations	18,835	21,010	74,038	66,330
Preopening	4,015	771	4,372	2,069
Operating Lease Rent	—	7,578	11,517	22,172
Depreciation/Amortization	21,983	8,668	49,153	26,291
Operating Cash Flow	$44,833	$38,027	$139,080	$116,862

Net Revenues	$162,798	$148,183	$490,983	$430,295
Casino Revenues	$48,473	$47,673	$142,574	$139,101
ADR	$185.83	$172.37	$184.52	$168.59
Occupancy	90.1%	79.5%	90.1%	85.6%
REVPAR	$167.47	$136.98	$166.21	$144.26

	Three Months Ended October 31		Nine Months Ended October 31
LUXOR	2003	2002	2003	2002

Net Income	$15,577	$11,967	$46,264	$40,569
Income Tax Expense	8,647	6,731	25,197	22,386
Interest Expense	3	5	11	44
Other Expense (Income)	52	(47)	181	26
Income From Operations	24,279	18,656	71,653	63,025
Preopening	—	—	—	—
Operating Lease Rent	—	1,892	3,754	5,754
Depreciation/Amortization	7,194	4,615	18,221	14,017
Operating Cash Flow	$31,473	$25,163	$93,628	$82,796

Net Revenues	$100,188	$94,085	$298,657	$292,689
Casino Revenues	$26,530	$25,639	$76,405	$79,024
ADR	$106.50	$94.75	$103.10	$92.82
Occupancy	86.3%	82.7%	87.6%	87.0%
REVPAR	$91.88	$78.38	$90.31	$80.75

	Three Months Ended October 31		Nine Months Ended October 31
EXCALIBUR	2003	2002	2003	2002

Net Income	$13,969	$9,122	$40,030	$34,447
Income Tax Expense	7,752	5,131	22,615	19,043
Interest Expense	—	—	3	14
Other Expense (Income)	51	—	38	(18)
Income From Operations	21,772	14,253	62,686	53,486
Preopening	—	—	—	—
Operating Lease Rent	—	1,660	3,279	5,060
Depreciation/Amortization	4,218	3,155	9,875	8,969
Operating Cash Flow	$25,990	$19,068	$75,840	$67,515

Net Revenues	$79,375	$71,527	$235,605	$219,612
Casino Revenues	$29,318	$26,867	$86,422	$79,758
ADR	$77.22	$67.32	$74.63	$68.46
Occupancy	91.7%	89.6%	92.9%	92.5%
REVPAR	$70.78	$60.32	$69.35	$63.35

	Three Months Ended October 31		Nine Months Ended October 31
CIRCUS CIRCUS - LAS VEGAS	2003	2002	2003	2002

Net Income	$7,122	$5,395	$22,022	$22,502
Income Tax Expense	3,952	3,035	12,435	12,445
Interest Expense	1	—	3	5
Other Expense (Income)	—	(11)	(10)	(16)
Income From Operations	11,075	8,419	34,450	34,936
Preopening	—	—	—	—
Operating Lease Rent	—	818	1,622	2,502
Depreciation/Amortization	5,008	4,344	13,987	13,158
Operating Cash Flow	$16,083	$13,581	$50,059	$50,596

Net Revenues	$66,179	$62,865	$200,133	$196,703
Casino Revenues	$26,631	$25,932	$80,073	$79,518
ADR	$54.85	$50.17	$54.80	$52.73
Occupancy	91.2%	90.4%	91.2%	92.5%
REVPAR	$50.02	$45.33	$49.99	$48.77

	Three Months Ended October 31		Nine Months Ended October 31
GOLD STRIKE-TUNICA	2003	2002	2003	2002

Net Income	$3,549	$2,437	$10,239	$7,373
Income Tax Expense	2,060	1,453	6,052	4,333
Interest Expense	—	—	—	—
Other Expense (Income)	(2)	(7)	(10)	(33)
Income From Operations	5,607	3,883	16,281	11,673
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,193	3,220	6,492	9,752
Operating Cash Flow	$7,800	$7,103	$22,773	$21,425

Net Revenues	$34,166	$31,633	$101,058	$94,026
Casino Revenues	$29,230	$26,894	$86,886	$79,829
ADR	$48.19	$50.36	$48.50	$53.70
Occupancy	87.1%	78.9%	84.4%	75.1%
REVPAR	$41.99	$39.74	$40.96	$40.32

	Three Months Ended October 31		Nine Months Ended October 31
LAUGHLIN PROPERTIES	2003	2002	2003	2002

Net Income	$302	$554	$3,356	$7,325
Income Tax Expense	164	312	1,901	4,012
Interest Expense	—	—	—	—
Other Expense (Income)	—	—	(27)	(29)
Income From Operations	466	866	5,230	11,308
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,478	2,488	7,275	7,840
Operating Cash Flow	$2,944	$3,354	$12,505	$19,148

Net Revenues	$35,888	$35,263	$111,800	$114,837
Casino Revenues	$23,740	$23,453	$73,684	$75,864
ADR	$28.83	$31.21	$29.50	$33.94
Occupancy	77.3%	71.8%	80.0%	76.0%
REVPAR	$22.29	$22.40	$23.60	$25.80

	Three Months Ended October 31		Nine Months Ended October 31
CIRCUS CIRCUS - RENO	2003	2002	2003	2002

Net Income	$1,647	$4,065	$4,267	$8,553
Income Tax Expense	914	2,287	2,404	4,786
Interest Expense	27	—	27	—
Other Expense (Income)	1	—	5	9
Income From Operations	2,589	6,352	6,703	13,348
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	1,441	1,818	4,371	5,417
Operating Cash Flow	$4,030	$8,170	$11,074	$18,765

Net Revenues	$28,546	$31,061	$84,259	$88,613
Casino Revenues	$13,801	$15,369	$41,113	$44,788
ADR	$57.94	$58.39	$54.21	$52.90
Occupancy	84.2%	86.5%	81.9%	83.4%
REVPAR	$48.79	$50.49	$44.42	$44.09

	Three Months Ended October 31		Nine Months Ended October 31
GOLD STRIKE PROPERTIES	2003	2002	2003	2002

Net Income	$255	$1,127	$999	$2,393
Income Tax Expense	135	633	559	1,323
Interest Expense	—	—	—	—
Other Expense (Income)	84	(67)	96	(110)
Income From Operations	474	1,693	1,654	3,606
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	851	259	2,594	3,049
Operating Cash Flow	$1,325	$1,952	$4,248	$6,655

Net Revenues	$18,938	$20,024	$57,168	$62,367
Casino Revenues	$14,718	$15,878	$44,567	$49,376
ADR	$31.71	$30.59	$31.38	$31.75
Occupancy	60.9%	61.7%	62.0%	63.3%
REVPAR	$19.31	$18.88	$19.45	$20.08

	Three Months Ended October 31		Nine Months Ended October 31
MOTORCITY CASINO **	2003	2002	2003	2002

Net Income	$29,163	$28,838	$92,029	$62,991
Income Tax Expense	—	—	—	—
Interest Expense	713	963	1,998	3,672
Other Expense (Income)	(35)	(152)	(90)	(504)
Income From Operations	29,841	29,649	93,937	66,159
Write-off of Intangible Asset	—	—	—	13,000
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,621	2,165	7,371	22,670
Operating Cash Flow	$32,462	$31,814	$101,308	$101,829

Net Revenues	$96,826	$98,017	$299,173	$301,995
Casino Revenues	$92,367	$93,307	$285,246	$287,605

	Three Months Ended October 31		Nine Months Ended October 31
CONSOLIDATED	2003	2002	2003	2002

Net Income	$40,642	$33,220	$127,024	$111,412
Cumulative Effect of a Change in Accounting Principle	—	—	—	1,862
Income Tax Expense	21,717	19,355	69,645	65,960
Minority Interest	13,552	13,401	42,766	29,274
Interest Expense	48,784	48,304	154,488	161,124
Loss on Early Extinguishment of Debt, Net of Related Gain on Swap Termination	—	—	6,327	—
Other Expense (Income)	(686)	2,103	(3,390)	1,883
Income from Operations	124,009	116,383	396,860	371,515
Write-off of Intangible Asset	—	—	—	13,000
Preopening	4,015	1,248	4,372	3,265
Operating Lease Rent	—	12,975	20,172	38,161
Depreciation/Amortization	49,821	31,939	124,593	114,586
Minority Interest in MotorCity Operating Cash Flow	(15,095)	(14,793)	(47,108)	(47,350)
Mandalay’s Share of Depreciation From Unconsolidated Affiliates	4,211	4,207	12,520	12,594
Operating Cash Flow	$166,961	$151,959	$511,409	$505,771

	Three Months Ended October 31		Nine Months Ended October 31
SILVER LEGACY (50% - owned) **	2003	2002	2003	2002

Net Income	$4,004	$6,829	$10,740	$17,347
Income Tax Expense	—	—	—	—
Interest Expense	4,259	2,038	11,885	9,970
Other Expense (Income)	273	80	499	56
Income From Operations	8,536	8,947	23,124	27,373
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,715	3,029	8,048	9,071
Operating Cash Flow	$11,251	$11,976	$31,172	$36,444

Net Revenues	$43,148	$44,060	$121,900	$128,450
Casino Revenues	$24,562	$25,161	$70,531	$74,803
ADR	$69.02	$69.98	$64.54	$65.52
Occupancy	88.2%	86.3%	86.5%	85.6%
REVPAR	$60.88	$60.43	$55.85	$56.07

	Three Months Ended October 31		Nine Months Ended October 31
GRAND VICTORIA (50% - owned) **	2003	2002	2003	2002

Net Income	$11,000	$19,569	$50,772	$76,625
Income Tax Expense	—	—	—	—
Interest Expense	—	—	—	—
Other Expense (Income)	(31)	(118)	(181)	(480)
Income From Operations	10,969	19,451	50,591	76,145
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,513	2,139	7,272	6,252
Operating Cash Flow	$13,482	$21,590	$57,863	$82,397

Net Revenues	$95,711	$96,609	$283,656	$303,279
Casino Revenues	$93,482	$94,216	$277,023	$295,895

	Three Months Ended October 31		Nine Months Ended October 31
MONTE CARLO (50% - owned) **	2003	2002	2003	2002

Net Income	$20,907	$15,648	$59,204	$52,835
Income Tax Expense	—	—	—	—
Interest Expense	—	—	1	989
Other Expense (Income)	(8)	—	(95)	(111)
Income From Operations	20,899	15,648	59,110	53,713
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	3,198	3,246	9,721	9,729
Operating Cash Flow	$24,097	$18,894	$68,831	$63,442

Net Revenues	$67,555	$62,757	$200,555	$194,221
Casino Revenues	$25,003	$25,096	$72,539	$74,288
ADR	$111.25	$93.32	$103.85	$96.21
Occupancy	88.8%	87.5%	92.8%	91.5%
REVPAR	$98.77	$81.67	$96.32	$87.99

** Amounts represent 100% of totals for the property.